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                                                                    EXHIBIT 10.2


                       AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT, dated as of the 22nd day of January, 2004, by Regions Financial Corporation, a Delaware corporation (the "Company") and Carl E. Jones, Jr. ("Officer"), amends the Employment Agreement between Officer and the Company, dated as of September 1, 2001 (the "Employment Agreement").

         Officer and the Company have determined that it is in the best interests of Officer, the Company and its shareholders to amend the Employment Agreement pending the transactions (collectively, the "Merger") contemplated by the Agreement and Plan of Merger, dated as of January 22, 2004, between Union Planters Corporation, a Tennessee corporation and the Company (the "Merger Agreement"). Therefore, in order to accomplish these objectives, Officer and the Company desire to enter into this Amendment which will amend the terms of the Employment Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         The parties hereto agree and acknowledge that, solely for purposes of the Employment Agreement, a "Change in Control" as defined in Section 2 of the Employment Agreement shall be deemed not to have occurred as a result of the Merger. In the event that the Merger shall not occur for any reason, this Amendment shall be null and void ab initio and shall be of no force and effect.



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         The terms of the Employment Agreement not hereby amended shall be and remain in full force and effect, and are not affected by this Amendment.

         IN WITNESS WHEREOF, Officer has hereunto set Officer's hand and, pursuant to the due authorization, the Company has caused these presents to be executed in its respective name on its behalf, all as of the day and year first above written.

                                            CARL E. JONES, JR.

                                            /s/ Carl E. Jones, Jr.
                                            ------------------------


                                            REGIONS FINANCIAL CORPORATION



                                            By /s/ Richard D. Horsley
                                              ----------------------
                                            Name:  Richard D. Horsley
                                            Title: Chief Operating Officer



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